As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3253730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Address of principal executive offices)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

2011 Inducement Award Plan

(Full title of the plans)

Timothy S. Jenks

Chief Executive Officer

c/o NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(5)
Common Stock, par value $0.0025 per share	1,434,499 shares(2)	$11.50	$16,496,739	$1,661
Common Stock, par value $0.0025 per share	600,000 shares(3)	$11.50	$6,900,000	$695
Common Stock, par value $0.0025 per share	100,000 shares(4)	$11.50	$1,150,000	$116
Total	2,134,499 shares	$11.50	$24,546,739	$2,472

(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)Represents an increase in the number of shares of Common Stock reserved for issuance under the NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended, pursuant to an evergreen provision contained therein.

(3)Represents an increase in the number of shares of Common Stock reserved for issuance under the NeoPhotonics Corporation 2010 Employee Stock Purchase Plan pursuant to an evergreen provision contained therein.

(4)Represents an increase in the number of shares of Common Stock reserved for issuance under the NeoPhotonics Corporation 2011Inducement Award Plan as approved by the registrant’s board of directors.

(5)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high ($11.77) and low ($11.22) sales prices of the Registrant’s Common Stock on March 15, 2016, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,134,499 shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s equity incentive plans, as follows: 1,434,499 shares issuable pursuant to the Registrant’s 2010 Equity Incentive Plan, 600,000 shares issuable pursuant to the Registrant’s 2010 Employee Stock Purchase Plan and 100,000 shares issuable pursuant to the Registrant’s 2011 Inducement Award Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2011 (File No. 333-172031), October 13, 2011 (File No. 333-177306), February 10, 2012 (File No. 333-179453), June 25, 2013 (File No. 333-189577), July 25, 2014 (File No. 333-197657), and March 24, 2015 (File No. 333-202942), relating to the Registrant’s 2010 Equity Incentive Plan, the Registrant’s 2010 Employee Stock Purchase Plan and the Registrant’s 2011 Inducement Award Plan, are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission (File No. 001-35061) are incorporated into this Registration Statement on Form S-8 by reference:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 15, 2016;

(b)The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the Commission on May 11, 2015, August 10, 2015 and November 6, 2015;

(c)The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on January 8, 2015, January 28, 2015, March 2, 2015, March 3, 2015, April 1, 2015, April 3, 2015, April 21, 2015, May 7, 2015, July 15, 2015, July 24, 2015, August 6, 2015 and November 2, 2015; and

(d)The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 28, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Exhibit Title
4.1(1)	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.
4.2(2)	Amended and Restated Bylaws of NeoPhotonics Corporation.
4.3(3)	Specimen Common Stock Certificate of NeoPhotonics Corporation.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (reference is made to the signature page of this Form S-8).
99.1(4)	NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended, and forms of agreement thereunder.
99.2(5)	NeoPhotonics Corporation 2010 Employee Stock Purchase Plan.
99.3(6)	NeoPhotonics Corporation 2011 Inducement Award Plan.

(1)Filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35061), filed with the Commission on February 10, 2011, and incorporated herein by reference.

(2)Filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.

(3)Filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File. No. 333-166096), filed with the Commission on May 17, 2010, and incorporated herein by reference.

(4)Filed as Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-189577), filed with the Commission on June 25, 2013, and incorporated herein by reference.

(5)Filed as Exhibit 10.5 to the Registration Statement on Form S-1, as amended (333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.

(6)Filed as Exhibit 99.1 to the Registration Statement on Form S-8 (333-177306), filed with the Commission on October 13, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 24, 2016.

NeoPhotonics Corporation

By:	/S/ TIMOTHY S. JENKS
Timothy S. Jenks
President, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY  THESE  PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY S. JENKS and Clyde Raymond Wallin, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Timothy S. Jenks	President, Chief Executive Officer and	March 24, 2016
Timothy S. Jenks	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Clyde Raymond Wallin	Chief Financial Officer (Principal	March 24, 2016
Clyde Raymond Wallin	Financial and Accounting Officer)

/s/ Charles J. Abbe	Director	March 24, 2016
Charles J. Abbe

/s/ Dmitry Akhanov	Director	March 24, 2016
Dmitry Akhanov

/s/ Bandel L. Carano	Director	March 24, 2016
Bandel L. Carano

/s/ Michael J. Sophie	Director	March 24, 2016
Michael J. Sophie

Director
Rajiv Ramaswami

/s/ Ihab Tarazi	Director	March 24, 2016
Ihab Tarazi

/s/ Lee S. Ting	Director	March 24, 2016
Lee S. Ting

EXHIBITS

Exhibit Number	Exhibit Title
4.1(1)	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.
4.2(2)	Amended and Restated Bylaws of NeoPhotonics Corporation.
4.3(3)	Specimen Common Stock Certificate of NeoPhotonics Corporation.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (reference is made to the signature page of this Form S-8).
99.1(4)	NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended, and forms of agreement thereunder.
99.2(5)	NeoPhotonics Corporation 2010 Employee Stock Purchase Plan.
99.3(6)	NeoPhotonics Corporation 2011 Inducement Award Plan.

(1)Filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35061), filed with the Commission on February 10, 2011, and incorporated herein by reference.

(2)Filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.

(3)Filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File. No. 333-166096), filed with the Commission on May 17, 2010, and incorporated herein by reference.

(4)Filed as Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-189577), filed with the Commission on June 25, 2013, and incorporated herein by reference.

(5)Filed as Exhibit 10.5 to the Registration Statement on Form S-1, as amended (333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.

(6)Filed as Exhibit 99.1 to the Registration Statement on Form S-8 (333-177306), filed with the Commission on October 13, 2011, and incorporated herein by reference.